Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2023 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif. – August 2, 2023 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2023, which ended on July 4, 2023.

Total revenues were $866.2 million in the second quarter of fiscal 2023 compared to $832.6 million in the second quarter of fiscal 2022. Net income and diluted net income per share were $42.7 million and $0.87, respectively, in the second quarter of fiscal 2023.

The Company recorded a pre-tax net expense of $0.6 million related to Fox Restaurant Concepts (“FRC”) acquisition-related expenses and impairment of assets and lease termination income. Excluding the after-tax impact of these items, adjusted net income and adjusted net income per share for the second quarter of fiscal 2023 were $43.1 million and $0.88, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.5% year-over-year in the second quarter of fiscal 2023 and increased 14.1% relative to the second quarter of fiscal 2019, on an operating week basis.

“I am pleased to report our second quarter results marked the third consecutive quarter of sequential profit margin expansion, finishing above our expectations, reflecting continued progress against our stated goal of recapturing our margins,” said David Overton, Chairman and Chief Executive Officer. “We delivered another quarter of comparable sales growth across our portfolio of concepts, with comparable sales at The Cheesecake Factory restaurants continuing to outpace the industry relative to 2019. Our experienced operators drove solid operational execution within our restaurants to deliver year-over-year improvements in labor productivity and hourly staff and manager retention.”

“We opened three new restaurants during the second quarter, including two in the Miami area which opened to impressive demand, underscoring the strength of the consumer demand for our concepts and the unique dining experiences we provide for our guests. We remain intently focused on accelerating our unit growth and achieving our long-term unit growth objectives, despite ongoing construction and permitting challenges.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

During the second quarter of fiscal 2023, the Company opened a Cheesecake Factory and a Henry in the Miami area and a Doughbird in Tucson, AZ. While all of the sites in the Company’s pipeline remain active, the Company continues to experience some delays in opening dates due to construction challenges and permit approval delays. As a result, the Company now expects to open as many as 20 new restaurants in fiscal 2023, including as many as six Cheesecake Factory restaurants, five North Italia restaurants, and as many as nine FRC restaurants, including three Flower Child locations.

In addition, in fiscal 2023 the Company expects two to three Cheesecake Factory restaurants to open internationally under licensing agreements.

Liquidity and Capital Allocation

As of July 4, 2023, the Company had total available liquidity of $330.1 million, including a cash balance of $91.6 million and availability on its revolving credit facility of $238.5 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 280,400 shares of its stock at a cost of $9.3 million in the second quarter of fiscal 2023. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on August 29, 2023 to shareholders of record at the close of business on August 16, 2023.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2023 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through September 1, 2023.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 321 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 30 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2023, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the tenth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From Fortune ©2023 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s goal of recapturing margins, comparable sales outpacing the industry, unit growth objectives and restaurant development. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting the Company’s business; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated
Condensed Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
Consolidated Statements of Income	July 4, 2023		June 28, 2022		July 4, 2023		June 28, 2022
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$866,170	100.0%	$832,643	100.0%	$1,732,284	100.0%	$1,626,353	100.0%
Costs and expenses:
Food and beverage cost	201,094	23.2%	204,182	24.5%	407,318	23.5%	392,683	24.1%
Labor expenses	306,149	35.3%	304,519	36.6%	617,677	35.7%	600,282	36.9%
Other operating costs and expenses	226,996	26.2%	219,200	26.3%	457,925	26.4%	426,835	26.3%
General and administrative expenses	54,488	6.4%	50,191	6.0%	108,557	6.3%	99,314	6.1%
Depreciation and amortization expenses	23,332	2.7%	22,608	2.7%	46,287	2.7%	44,113	2.7%
Impairment of assets and lease termination expenses	(653)	(0.1)%	106	0.0%	1,589	0.1%	313	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	1,287	0.1%	948	0.1%	2,476	0.1%	1,839	0.1%
Preopening costs	6,006	0.7%	2,947	0.4%	9,058	0.5%	4,711	0.3%
Total costs and expenses	818,699	94.5%	804,701	96.6%	1,650,887	95.3%	1,570,090	96.5%
Income from operations	47,471	5.5%	27,942	3.4%	81,397	4.7%	56,263	3.5%
Interest and other expense, net	(2,162)	(0.3)%	(1,130)	(0.2)%	(4,042)	(0.2)%	(2,591)	(0.2)%
Income before income taxes	45,309	5.2%	26,812	3.2%	77,355	4.5%	53,672	3.3%
Income tax provision	2,634	0.3%	1,156	0.1%	6,630	0.4%	4,853	0.3%
Net income	42,675	4.9%	25,656	3.1%	70,725	4.1%	48,819	3.0%

Basic net income per share	$0.88		$0.51		$1.46		$0.97
Basic weighted average shares outstanding	48,492		50,387		48,593		50,360

Diluted net income per share	$0.87		$0.50		$1.43		$0.96
Diluted weighted average shares outstanding	49,085		50,929		49,296		50,966

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Selected Segment Information	July 4, 2023	June 28, 2022	July 4, 2023	June 28, 2022
Revenues:
The Cheesecake Factory restaurants	$652,481	$640,858	$1,308,481	$1,250,674
North Italia	65,934	56,238	129,237	108,995
Other FRC	65,728	60,020	134,368	118,852
Other	82,027	75,527	160,198	147,832
Total	$866,170	$832,643	$1,732,284	$1,626,353
Income from operations:
The Cheesecake Factory restaurants	$85,677	$64,327	$164,073	$127,771
North Italia	6,627	5,048	11,233	8,726
Other FRC	6,079	6,793	14,790	14,122
Other	(50,912)	(48,226)	(108,699)	(94,356)
Total	$47,471	$27,942	$81,397	$56,263
Preopening costs:
The Cheesecake Factory restaurants	$3,091	$1,372	$4,539	$2,406
North Italia	618	1,004	1,064	1,414
Other FRC	1,999	284	2,720	273
Other	298	287	735	618
Total	$6,006	$2,947	$9,058	$4,711
Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$38	$106	$131	(59)
North Italia	-	-	-	-
Other FRC	-	-	55	-
Other	(691)	-	1,403	372
Total	$(653)	$106	$1,589	$313
Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,235	$16,275	$32,244	$31,862
North Italia	1,668	1,222	3,135	2,520
Other FRC	1,809	1,470	3,736	3,051
Other	3,620	3,641	7,172	6,680
Total	$23,332	$22,608	$46,287	$44,113

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
The Cheesecake Factory restaurants operating information:	July 4, 2023	June 28, 2022	July 4, 2023	June 28, 2022
Comparable restaurant sales vs. prior year	1.5%	4.7%	3.6%	12.0%
Comparable restaurant sales vs. 2019	14.1%	13.0%	14.5%	10.5%
Restaurants opened during period	1	-	1	-
Restaurants open at period-end	211	208	211	208
Restaurant operating weeks	2,734	2,704	5,471	5,408

North Italia operating information:
Comparable restaurant sales vs. prior year	8%	12%	8%	21%
Comparable restaurant sales vs. 2019	30%	22%	30%	23%
Restaurants opened during period	-	1	-	1
Restaurants open at period-end	33	30	33	30
Restaurant operating weeks	429	378	858	755

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	2	-	3	-
Restaurants open at period-end	37	31	37	31
Restaurant operating weeks	462	403	913	806

Other operating information:(2)
Restaurants opened during period	-	1	1	1
Restaurants open at period-end	40	39	40	39
Restaurant operating weeks	520	505	1,035	1,007

Number of company-owned restaurants:
The Cheesecake Factory	211
North Italia	33
Other FRC	37
Other	40
Total	321

Number of international-licensed restaurants:
The Cheesecake Factory	30

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	July 4, 2023	January 3, 2023
Cash and cash equivalents	$91,557	$114,777
Long-term debt, net of issuance costs (1)	469,040	468,032

(1) Includes $339 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $6.0 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	July 4, 2023	June 28, 2022	July 4, 2023	June 28, 2022
Net income (GAAP)	$42,675	$25,656	$70,725	$48,819
Impairment of assets and lease termination expenses(1)	(653)	106	1,589	313
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,287	948	2,476	1,839
Tax effect of adjustments(3)	(165)	(275)	(1,057)	(559)
Adjusted net income (non-GAAP)	$43,144	$26,435	$73,733	$50,412

Diluted net income per share (GAAP)	$0.87	$0.50	$1.43	$0.96
Impairment of assets and lease termination expenses	(0.01)	0.00	0.03	0.01
Acquisition-related contingent consideration, compensation and amortization expenses	0.03	0.02	0.05	0.04
Tax effect of adjustments	(0.00)	(0.01)	(0.02)	(0.01)
Adjusted net income per share (non-GAAP)(4)	$0.88	$0.52	$1.50	$0.99

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and twenty-six weeks ended July 4, 2023 and June 28, 2022 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2023 and 2022 periods.

(4) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100